DocGo Provides Additional Information to Refute Misleading Short Seller “Report”
NEW YORK – (Business Wire) – January 16, 2024 – As previously disclosed in our press release dated January 10, 2024, DocGo Inc. (“DocGo” or the “Company”) categorically rejects “Fuzzy Panda Research’s” (FP) January 10th assessment of DocGo’s business practices. As we previously advised our shareholders, this short seller mischaracterizes and misrepresents facts that are already known to the public, and uses unsubstantiated claims to intentionally present an overall picture of DocGo, our leadership and our business that is deliberately false, misleading and defamatory.

The Company believes this short seller’s allegations are motivated solely by its own financial gain at the expense of DocGo’s shareholders, employees, patients, customers, and stakeholders. The Company has already sent FP a cease-and-desist letter, and continues to explore other means of legal recourse against FP and its associates.

DocGo has no intention to provide a point-for-point response on unsubstantiated claims from disgruntled former staff members, dated and previously disclosed information, and the absurd litany of conjecture and factual distortions outlined in FP’s so called “research report.” With that said, the Company wishes to further refute several of the most egregious misrepresentations, mischaracterizations, inaccuracies and lies that have resulted in questions from our investors.

Specifically:

Regarding the Suggestion of Medicare Fraud, the Company is routinely reviewed by regulatory agencies and has not had adverse material financial findings against us. DocGo has a robust compliance department that reviews our billing claims for medical necessity and other billing compliance issues. Our Billing Compliance Department is staffed by Certified Ambulance Coders and/or Certified Evaluation and Management Coders. The Company engages independent third-party audit firms to audit our claims, and independent parties to perform compliance effectiveness reviews.

FP relies on unsubstantiated allegations and claims made by a former staff member of a former California subsidiary in a publicly available wrongful termination lawsuit filed in 2018. This is a former staff member who was found in binding arbitration to have misled us to acquire his company, who was subsequently terminated for a myriad of reasons, who then filed a wrongful termination lawsuit against our subsidiary. These are stale allegations from a six-year old lawsuit.

Further highlighting the gross inaccuracy of the FP “report,” claims of a ‘culture of cover up’ against a purported DocGo subsidiary in the UK are absolutely false. The North East Ambulance Trust is not a subsidiary of DocGo - it is a customer of DocGo. The reports cited about them have absolutely no relation to our Company.

DocGo fosters a culture of compliance and encourages employees at every level to provide anonymous feedback and reports – and the Company does so without retaliation per our publicly disclosed Code of Conduct. Our 24/7 third-party compliance hotline encourages an open-door approach for team members to transparently bring issues forward for resolution without fear of retaliation. The hotline is reported directly to the compliance department for investigation and the results are reviewed by independent auditors and reported directly to the Board of Directors’ Audit and Compliance Committee on a quarterly basis. DocGo employees enjoy a high level of satisfaction, the Company currently has a Glassdoor rating of 4.2/5.0 based on over 700 employee reviews – a rating that is significantly higher than many of our peers, and the Company received its second consecutive Great Place To Work® Certification™.

Regarding the mischaracterization of DocGo’s use of Variable Interest Entities or “VIEs,” this is a commonly used structure within the industry and is used to comply with corporate practice of medicine requirements in many jurisdictions. The Company has publicly disclosed that it holds a variable interest in Mobile Medical Healthcare P.C. and previously disclosed that our Company held a variable interest in its predecessor, MD1 Medical Care P.C. Mobile Medical Healthcare P.C. contracts with physicians and other health professionals to provide services to our customers. Mobile Medical Healthcare P.C. is considered a variable interest entity (“VIE”) under applicable accounting rules. However, contrary to FP’s speculation, not only is this VIE not designed to "hide" losses or liabilities, but its results are consolidated into DocGo's financial statements. As such, DocGo bears the full weight of the financial condition of this VIE.  Any comparison of this structure to the fraud perpetrated by Enron is a gross mischaracterization.

Regarding the “ABC” liquidation and the incorrect allegation of greater than $100 million liabilities at a DocGo subsidiary, we previously disclosed that DocGo chose to conclude its medical transportation business in California in February 2023 to reallocate our resources to more attractive opportunities. The Company made the decision to implement the liquidation of our California medical transport entity, Ambulnz Health, LLC, through an assignment for the benefit of creditors (“ABC”), in accordance with California law.

Prior to commencing the ABC process, Ambulnz Health ceased business operations. In the ABC process, all of Ambulnz Health’s assets were transferred to an assignee, who acts as a fiduciary for creditors. That assignee is responsible for liquidating the assets. Creditors of Ambulnz Health received notice of the ABC process and a proof of claim form and were required to submit a proof of claim to participate in distribution of net liquidation proceeds by the Assignee. There often is little correlation between the size of a submitted claim in a liquidation and the actual accounting liability associated with that claim, and the claims made as part of the ABC process do not reflect liabilities that existed at Ambulnz Health prior to the commencement of the ABC process. In addition, the creditors’ recourse is limited to the value of the assets liquidated as part of the ABC process, and the ABC process actually includes claims that have been made by DocGo’s subsidiaries that may ultimately benefit DocGo. To be clear, there is no $100 million liability to DocGo pertaining to the ABC process.

Regarding DocGo’s independent auditor, Urish Popek is an established accounting firm registered with the PCAOB and founded in 1976.  It has been engaged by public companies for over three decades, and has been a service provider to DocGo since April 2021. As with many other public companies, the Company also works with a Big Four accounting firm on our internal controls. As DocGo continues to grow in scale and complexity, we will continue to assess our auditing needs and ensure we have the right professionals in place.

In summary, DocGo is a customer-centric company that has achieved success by bringing care to patients through over 7 million interactions, across 30 US states and the UK since 2017. The Company is ethical and runs a solid operation – an independent audit from the New York State Office of Temporary and Disability Assistance (OTDA) confirmed that DocGo has provided all services as expected for the migrant contract with the New York City Department of Housing Preservation and Development (HPD), refuting claims of inadequacy. Our contributions to foster public health have been recognized with a coveted EMS Week proclamation from the Governor of New York State in May 2020 for the Company’s work during the FEMA response to COVID, and from the Mayor of NYC in June 2023 for the Company’s work helping increase healthcare access for underserved communities. DocGo is committed to training the next generation of EMS professionals – we are a National Association of EMTs Training Center, an American Heart Association Training site, and a National Safety Council Training Center.

DocGo has delivered solid financial performance and has kept our commitments in this regard - from 2016 (our first full year of operation) to 2022, our Company achieved a compounded annual revenue growth rate of 84%, and based on current guidance, the Company expects to report an additional 40% revenue growth in 2023. Since the Company’s initial public offering a little more than two years ago, the Company raised revenue guidance five times and exceeded all of those increased revenue guidance figures.

This purported assessment by FP represents an attempt to profit from a deliberately false narrative of our Company, and the Company encourages everyone to look past these misleading statements, mischaracterizations and lies and consider the Company’s multi-year track record of strong financial results, solid fundamentals, and future prospects.

We pride ourselves on transparency – if you have any questions, please feel free to reach out directly to leebienstock@docgo.com.

About DocGo

DocGo is leading the proactive healthcare revolution with an innovative care delivery platform that includes mobile health services, remote patient monitoring and ambulance services. DocGo disrupts the traditional four-wall healthcare system by providing high quality, highly affordable care to patients where and when they need it. DocGo's proprietary, AI-powered technology and dedicated field staff of certified health professionals elevate the quality of patient care and drive business efficiencies for facilities, hospital networks, and health insurance providers. With Mobile Health, DocGo empowers the full promise and potential of telehealth by facilitating healthcare treatment, in tandem with a remote physician, in the comfort of a patient's home or workplace. Together with DocGo's integrated Ambulnz medical transport services, DocGo is bridging the gap between physical and virtual care. For more information, please visit docgo.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the plans, strategies, outcomes, and prospects, both business and financial, of the Company. These statements are based on the beliefs and assumptions of the Company’s management. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions, outcomes, results or expectations. Accordingly, you should not place undue reliance on such statements. All statements other than statements of historical fact are forward-looking, including, but not limited, to statements regarding our future actions, business strategies or models, plans, goals, preliminary revenue results for 2023, future events, future revenues, future margins, current and future revenue guidance, future growth or performance, financing needs, business trends, results of operations, objectives and intentions with respect to future operations, services and products, and new and existing contracts or partnerships. In some cases, these statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “might,” “will,” “should,” “could,” “can,” “would,” “design,” “potential,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or the negative of these terms or similar expressions.

Forward-looking statements are inherently subject to substantial risks, uncertainties and assumptions, many of which are beyond the Company’s control, and which may cause the Company’s actual results or outcomes, or the timing of results or outcomes, to differ materially from those contained in the Company’s forward-looking statements, including, but not limited to the following: our ability to successfully implement our business strategy, our reliance on and ability to maintain our contractual relationships with its healthcare provider partners and clients, our ability to compete effectively in a highly competitive industry, our ability to maintain existing contracts, our reliance on government contracts, our ability to effectively manage our growth, our financial performance and future prospects, our ability to deliver on our business strategies or models, plans and goals, our ability to expand geographically, our ability to deliver on our margin normalization initiative, our ability to maintain and roll out our backlog, our M&A activity, our ability to retain our workforce, management personnel, and successfully manage leadership transitions, our ability to collect on customer receivables, our ability to maintain our cash position, expected impacts of macroeconomic factors, including inflationary pressures, general economic slowdown or a recession, rising interest rates, foreign exchange rate volatility, changes in monetary pressure, financial institution instability or the prospect of a shutdown of the U.S. federal government, expected impacts of geopolitical instability, our competitive position and opportunities, including our ability to realize the benefits from its operating model, our ability to improve gross margins, our ability to implement cost-containment measures, legislative and regulatory actions, the impact of legal proceedings and compliance risk, volatility of our stock price, the impact on the Company’s business and reputation in the event of information technology system failures, network disruptions, cyber-attacks, or losses or unauthorized access to, or release of, confidential information;

and the ability of the Company to comply with laws and regulations regarding data privacy and protection and other risk factors included in our SEC filings.

Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results or outcomes could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this press release are based on events or circumstances as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as and to the extent required by law. The Company may not actually achieve the plans, intentions, or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

Contacts

Media:
DocGo
Michael Padovano
5W Public Relations
docgo@5wpr.com
pr@docgo.com

DocGo Investors:
Mike Cole
DocGo
949-444-1341
mike.cole@docgo.com
ir@docgo.com

Steve Halper
LifeSci Advisors
646-876-6455
shalper@lifesciadvisors.com
ir@docgo.com